Exhibit 99.1
ALLEGHANY CORPORATION REPORTS 2010 RESULTS — STOCKHOLDERS’ EQUITY PER COMMON SHARE INCREASES 10.3 PERCENT SINCE 2009 YEAR END
          NEW YORK, NY, February 24, 2011 — Stockholders’ equity per common share of Alleghany Corporation (NYSE-Y) at December 31, 2010 was $331.81, an increase of 10.3% from stockholders’ equity per common share of $300.69 at December 31, 2009 (all as adjusted for the stock dividend declared in February 2010), Weston M. Hicks, President and chief executive officer of Alleghany, announced today. Consolidated cash and invested assets were approximately $4.88 billion at December 31, 2010, compared with $4.45 billion at December 31, 2009.
          Alleghany’s 2010 fourth quarter net earnings were $37.4 million, or $4.25 per common share (presented on a basic basis throughout), compared with net earnings of $130.9 million, or $14.43 per common share, in the fourth quarter of 2009. Alleghany’s net earnings in 2010 were $198.5 million, or $22.29 per common share, compared with net earnings of $271.0 million, or $29.83 per common share, in 2009. Net earnings amounts include the following components:

	Three months ended December 31,				Year ended December 31,
	Amount		Per Share		Amount		Per Share
(in millions, except per share amounts)	2010	2009	2010	2009	2010	2009	2010	2009
Net catastrophe (losses) after tax*	$(5.3)	$1.6	$(0.60)	$0.18	$(21.6)	$(5.6)	$(2.43)	$(0.64)

Net realized capital gains after tax	$6.7	$75.7	$0.76	$8.34	$63.3	$208.3	$7.11	$23.46

Other than temporary impairment (losses) after tax	$(2.0)	$(0.4)	$(0.23)	$(0.04)	$(8.0)	$(55.9)	$(0.90)	$(6.29)

*	2009 three month amounts reflect reserve releases by RSUI in the 2009 fourth quarter which more than offset total catastrophe losses in such period.

A summary of Alleghany’s results for the three months and years ended December 31, 2010 and 2009 is as follows:

	Three months ended
	December 31,			Year ended December 31,
(in millions)	2010	2009	Change	2010	2009	Change
AIHL insurance group (1):
Underwriting profit (loss) (2)
RSUI	$52.6	$73.5	(20.9)	$159.9	$189.8	(29.9)
CATA	(1.3)	1.9	(3.2)	1.5	10.1	(8.6)
PCC	(13.2)	(5.2)	(8.0)	(30.5)	(70.7)	40.2
AIHL Re	—	—	—	—	—	—

	38.1	70.2	(32.1)	130.9	129.2	1.7
Net investment income	32.0	32.0	—	128.9	116.7	12.2
Net realized capital gains	10.3	30.4	(20.1)	92.9	119.8	(26.9)
Other than temporary impairment losses (3)	(3.1)	(0.6)	(2.5)	(12.3)	(85.9)	73.6
Other income, less other expenses	(8.6)	(10.3)	1.7	(33.8)	(42.2)	8.4

Total AIHL insurance group	$68.7	$121.7	(53.0)	$306.6	$237.6	69.0

Corporate activities (4)
Net investment income	(0.5)	2.3	(2.8)	(3.9)	(14.8)	10.9
Net realized capital gains	—	86.0	(86.0)	4.5	200.6	(196.1)
Other than temporary impairment losses (3)	—	—	—	—	—	—
Other income	0.1	1.5	(1.4)	6.6	1.7	4.9
Corporate administration and other expenses	9.6	12.6	3.0	31.4	29.1	(2.3)
Interest expense	4.3	0.1	(4.2)	5.0	0.6	(4.4)

Total Corporate activities	(14.3)	77.1	(91.4)	(29.2)	157.8	(187.0)

Total	$54.4	$198.8	(144.4)	$277.4	$395.4	(118.0)

Income taxes	17.0	67.9	50.9	78.9	124.4	45.5

Net earnings	$37.4	$130.9	(93.5)	$198.5	$271.0	(72.5)

(1)	Alleghany Insurance Holdings LLC (“AIHL”), the holding company for Alleghany’s property and casualty and surety insurance operating units consisting of RSUI Group, Inc. (“RSUI”), Capitol Transamerica Corporation and Platte River Insurance Company (collectively, “CATA”) and Pacific Compensation Corporation (“PCC”), as well as AIHL Re LLC (“AIHL Re”).

(2)	Represents net premiums earned less loss and loss adjustment expenses and commission, brokerage and other underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income, net realized capital gains, other-than-temporary impairment losses, other income or other expenses. Please refer to “Comment on Regulation G” elsewhere herein.

(3)	Reflects impairment charges for unrealized losses related to Alleghany’s investment portfolio that are required to be charged against earnings as realized losses.

(4)	Corporate activities consist of Alleghany Properties Holdings LLC, Alleghany’s investments in Homesite Group Incorporated (“Homesite”) and ORX Exploration, Inc. (“ORX”), and corporate activities at the parent level.
          Results for the 2010 fourth quarter, compared with the corresponding 2009 period, primarily reflect pre-tax net losses at Corporate activities and a decrease in pre-tax net earnings at AIHL. Results at Corporate activities in the 2010 fourth quarter primarily reflect the absence of net realized capital gains during the period, compared with significant net realized capital gains during the 2009 fourth quarter resulting from sales of common stock of Burlington Northern Santa Fe Corporation (“Burlington Northern”) in such period. The decrease in AIHL’s pre-tax earnings in the 2010 fourth quarter primarily reflects a decrease in AIHL insurance group underwriting profit, mainly due to lower net premiums earned and higher property losses (both catastrophe and non-catastrophe) at RSUI, and a decrease in AIHL net realized capital gains.

          The decrease in pre-tax net earnings for the year ended 2010 from the corresponding 2009 period primarily reflects pre-tax net losses at Corporate activities, partially offset by an increase in AIHL’s pre-tax earnings. Results at Corporate activities in 2010 primarily reflect immaterial net realized capital gains in 2010, compared with significant net realized capital gains in 2009 resulting from sales of Burlington Northern common stock in such period. The increase in AIHL’s pre-tax earnings in 2010 primarily reflects a decrease in other-than-temporary impairment losses due primarily to improved equity market conditions since the 2009 first quarter and a decrease in PCC’s underwriting loss, reflecting $7.5 million of adverse reserve development in 2010 (net of a related adjustment to ceded premiums) compared with $34.5 million of adverse reserve development in 2009. Mr. Hicks commented that “I am pleased that we were able to grow stockholders’ equity per common share by 10.3% in 2010 despite the continuation of a competitive property and casualty insurance market and challenging investment environment. Despite competitive market conditions, RSUI posted strong underwriting results, due in part to another mild catastrophe season. CATA had strong results in its surety lines of business, but its property and casualty results were disappointing. PCC had another operating loss in 2010 as it ran off its direct business and made investments necessary to re-emerge as a brokerage carrier in 2011. Our 2010 results include a net $33.9 million release of prior accident year casualty loss reserves by RSUI, a net $3.9 million release of prior accident year loss reserves by CATA and a net $7.5 million increase in prior accident year loss reserves, net of a related adjustment to ceded premiums, by PCC.”
          “With respect to investments, in 2010 our fixed income portfolio produced moderate positive returns, while our equity portfolio produced very strong returns. On a consolidated basis, the total return on our investments, excluding other invested assets consisting primarily of our Homesite and ORX investments, was 8.7% in 2010, with our fixed income portfolio providing a total return of 4.7% and our equity portfolio providing a total return of 17.1%, compared with a total return of 15.1% for the S&P 500 in the same period.”
          Information regarding the pre-tax results of AIHL’s operating units is attached as Exhibit A. During 2010, Alleghany purchased in the open market an aggregate of 285,056 shares of its common stock for approximately $83.1 million, at an average price per share of $291.64 (such share and average price amounts are not adjusted for the stock dividend declared in February 2010), pursuant to the previously announced authorization by its Board of Directors to repurchase up to $300.0 million of Alleghany’s common stock. As of December 31, 2010, all of this program had been utilized. In July 2010, in anticipation of such full utilization, the Board of Directors authorized Alleghany to repurchase additional shares of its common stock, at such times and at such prices as management may determine advisable, up to an aggregate of $300.0 million upon such full utilization. As of February 24, 2011, Alleghany had 8,747,177 shares of its common stock outstanding, adjusted to reflect the stock dividend declared in February 2010.
          Additional information regarding Alleghany’s 2010 results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Annual Report on Form 10-K for the year ended December 31, 2010, to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about February 25, 2011. The Form 10-K will be available on Alleghany’s website at www.alleghany.com and on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-K for a more complete discussion of Alleghany’s financial performance.
          Commencing with the 2011 first quarter reporting period, Alleghany’s full-text quarterly earnings releases will no longer be issued through a wire service. These earnings releases will continue to be available on Alleghany’s website at www.alleghany.com and the SEC’s website at

www.sec.gov. A notice informing interested parties of the availability of each of the 2011 quarterly earnings releases on these websites will be issued through a wire service.
Comment on Regulation G
          This press release includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP financial measures are included in Exhibit A of this press release. Throughout this press release Alleghany presents its operations in the way it believes will be most meaningful and useful to the investing public and others who use such information in evaluating Alleghany’s results.
          Alleghany shows earnings before income taxes (a GAAP financial measure), as well as underwriting profit (a non-GAAP financial measure), which is earnings before income taxes, adjusted to exclude the impact of net investment income, net realized capital gains, other-than-temporary impairment losses and other income, less other expenses. The presentation of underwriting profit is intended to enhance the understanding of AIHL’s insurance operating units’ operating results by highlighting earnings attributable to their underwriting performance. With respect to AIHL’s insurance operating units, earnings before income taxes may show a profit despite an underlying underwriting loss. If underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Investors should consider the non-GAAP measures contained herein in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.
#  #  #
Forward-looking Statements
          This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are based upon Alleghany’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update these statements. The uncertainties and risks include, but are not limited to, risks relating to
•	significant weather-related or other natural or human-made catastrophes and disasters;

•	the cyclical nature of the property and casualty insurance industry;

•	adverse loss development for events insured by Alleghany’s insurance operating units in either the current year or prior years;

•	changes in market prices of Alleghany’s significant equity investments and changes in value of Alleghany’s debt securities portfolio;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by AIHL’s insurance operating units;

•	the cost and availability of reinsurance;

•	exposure to terrorist acts;

•	the willingness and ability of AIHL’s insurance operating units’ reinsurers to pay reinsurance recoverables owed to such insurance operating units;

•	changes in the ratings assigned to AIHL’s insurance operating units;

•	claims development and the process of estimating reserves;

•	legal and regulatory changes, including the new federal financial regulatory reform of the insurance industry established by the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	the uncertain nature of damage theories and loss amounts; and

•	increases in the levels of risk retention by AIHL’s insurance operating units.
     Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest or other external factors over which Alleghany has no control; and changes in Alleghany’s plans, strategies, objectives, expectations or intentions, which may happen at any time at our discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by Alleghany or on Alleghany’s behalf.

Exhibit A
AIHL Operating Unit Pre-Tax Results

	Three months ended December 31, 2010					Three months ended December 31, 2009
(in millions, except ratios)	RSUI	AIHL Re	CATA	PCC	AIHL	RSUI	AIHL Re	CATA	PCC	AIHL
Gross premiums written	$196.7	$—	$37.4	$0.2	$234.3	$215.3	$—	$45.4	$6.6	$267,3
Net premiums written	122.2	—	35.0	5.2	162.4	121.3	—	43.1	6.1	170.5

Net premiums earned (1)	$148.5	$—	$40.2	$5.3	$194.0	$153.5	$—	$41.9	$9.4	$204.8
Loss and loss adjustment expenses	55.7	—	23.0	13.2	91.9	37.8	—	20.6	8.6	67.0
Commissions, brokerage and other underwriting expenses (2)	40.2	—	18.5	5.3	64.0	42.2	—	19.4	6.0	67.6

Underwriting profit (loss) (3)	$52.6	$—	$(1.3)	$(13.2)	$38.1	$73.5	$—	$1.9	$(5.2)	$70.2

Net investment income (1)					32.0					32.0
Net realized capital gains (1)					10.3					30.4
Other than temporary impairment losses (1)					(3.1)					(0.6)
Other income (1)					0.1					0.2
Other expenses (2)					8.7					10.5

Earnings before income taxes					$68.7					$121.7

Loss ratio (4)	37.5%	—	57.2%	249.3%	47.4%	24.7%	—	49.1%	90.9%	32.7%
Expense ratio (5)	27.0%	—	46.1%	100.6%	33.0%	27.5%	—	46.3%	64.0%	33.0%

Combined ratio (6)	64.5%	—	103.3%	349.9%	80.4%	52.2%	—	95.3%	154.9%	65.7%

	Year ended December 31, 2010					Year ended December 31, 2009
	RSUI	AIHL Re	CATA	PCC	AIHL	RSUI	AIHL Re	CATA	PCC	AIHL
Gross premiums written	$933.6	$—	$168.9	$1.5	$1,104.0	$1,033.4		$174.6	$51.1	$1,259.1
Net premiums written	570.7	—	159.0	6.5	736.2	621.1	$—	165.3	44.4	830.8

Net premiums earned (1)	$593.6	$—	$164.3	$10.2	$768.1	$633.4		$166.7	$44.9	$845.0
Loss and loss adjustment expenses	271.0	—	89.4	17.5	377.9	274.3	—	$81.6	86.2	442.1
Commissions, brokerage and other underwriting expenses (2)	162.7	—	73.4	23.2	259.3	169.3	—	75.0	29.4	273.7

Underwriting profit (loss) (3)	$159.9	$—	$1.5	$(30.5)	$130.9	$189.8	$—	$10.1	$(70.7)	$129.2

Net investment income (1)					128.9					116.7
Net realized capital gains (1)					92.9					119.8
Other than temporary impairment losses (1)					(12.3)					(85.9)
Other income (1)					0.6					1.3
Other expenses (2)					34.4					43.5

Earnings before income taxes					$306.6					$237.6

Loss ratio (4)	45.7%	—	54.4%	170.9%	49.2%	43.3%	—	48.9%	192.2%	52.3%
Expense ratio (5)	27.4%	—	44.7%	226.7%	33.8%	26.7%	—	45.0%	65.4%	32.4%

Combined ratio (6)	73.1%	—	99.1%	397.6%	83.0%	70.0%	—	93.9%	257.6%	84.7%

(1)	Represent components of total revenues.

(2)	Commissions, brokerage and other underwriting expenses represent commission and brokerage expenses and that portion of salaries, administration and other operating expenses attributable to underwriting activities, whereas the remainder constitutes other expenses.

(3)	Represents net premiums earned less loss and loss adjustment expenses and commission, brokerage and other underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income, net realized capital gains, other-than-temporary impairment losses, other income and other expenses. Underwriting profit does not replace net earnings determined in accordance with GAAP as a measure of profitability; rather, we believe that underwriting profit, which does not include net investment income, net realized capital gains, other-than-temporary impairment losses, other income and other expenses, enhances the understanding of AIHL’s insurance operating units’ operating results by highlighting net earnings attributable to their underwriting performance. With the addition of net investment income, net realized capital gains, other-than-temporary impairment losses, other income and other expenses, reported pre-tax net earnings (a GAAP measure) may show a profit despite an underlying underwriting loss. Where underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Therefore, we view underwriting profit as an important measure in the overall evaluation of performance.

(4)	Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.

(5)	Commissions, brokerage and other underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.

(6)	The sum of the loss ratio and expense ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and commission, brokerage and other underwriting expenses.

A-1

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	THREE MONTHS ENDED 12/31/10			THREE MONTHS ENDED 12/31/09
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED
Revenues
Net premiums earned	$193,993	$0	$193,993	$204,822	$0	$204,822
Net investment income	31,996	(531)	31,465	32,045	2,333	34,378
Net realized capital gains (losses)	10,313	38	10,351	30,391	86,004	116,395
Other than temporary impairment losses	(3,123)	0	(3,123)	(579)	0	(579)
Other income	151	91	242	166	1,520	1,686

Total revenues	$233,330	$(402)	$232,928	$266,845	$89,857	$356,702

Costs and expenses
Loss and loss adjustment expenses	91,867	0	91,867	67,026	0	67,026
Commissions, brokerage and other underwriting expenses	64,004	0	64,004	67,596	0	67,596
Other operating expenses	9,450	846	10,296	10,476	914	11,390
Corporate administration	11	8,732	8,743	12	11,676	11,688
Interest expense	(745)	4,312	3,567	0	133	133

Total costs and expenses	$164,587	$13,890	$178,477	$145,110	$12,723	$157,833

Earnings before income taxes	$68,743	$(14,292)	$54,451	$121,735	$77,134	$198,869

Income taxes			17,021			67,933

Net earnings			$37,430			$130,936

Net earnings			$37,430			$130,936
Preferred dividends			0			0

Net earnings available to common stockholders			$37,430			$130,936

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	YEAR ENDED 12/31/10			YEAR ENDED 12/31/09
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED
Revenues
Net premiums earned	$768,134	$0	$768,134	$845,015	$0	$845,015
Net investment income	128,878	(3,866)	125,012	116,719	(14,770)	101,949
Net realized capital gains (losses)	92,908	4,466	97,374	119,763	200,626	320,389
Other than temporary impairment losses	(12,356)	0	(12,356)	(85,916)	0	(85,916)
Other income	584	6,604	7,188	1,300	1,655	2,955

Total revenues	$978,148	$7,204	$985,352	$996,881	$187,511	$1,184,392

Costs and expenses
Loss and loss adjustment expenses	377,937	0	377,937	442,104	0	442,104
Commissions, brokerage and other underwriting expenses	259,335	0	259,335	273,722	0	273,722
Other operating expenses	34,521	2,636	37,157	43,378	2,237	45,615
Corporate administration	45	28,809	28,854	47	26,891	26,938
Interest expense	(306)	5,004	4,698	0	633	633

Total costs and expenses	$671,532	$36,449	$707,981	$759,251	$29,761	$789,012

Earnings before income taxes	$306,616	$(29,245)	$277,371	$237,630	$157,750	$395,380

Income taxes			78,869			124,381

Net earnings			$198,502			$270,999

Net earnings			$198,502			$270,999
Preferred dividends			0			6,158

Net earnings available to common stockholders			$198,502			$264,841

ALLEGHANY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share amounts)

	December 31,	December 31,
	2010	2009
Assets
Investments
Available for sale securities at fair value:
Equity securities (cost: 2010 $1,310,009; 2009 $530,945)	$1,500,686	$624,546
Debt securities (amortized cost: 2010 $2,778,117; 2009 $3,235,595)	2,832,411	3,289,013
Short-term investments	264,811	262,903

	4,597,908	4,176,462
Other invested assets	207,294	238,227

Total investments	4,805,202	4,414,689

Cash	76,741	32,526
Premium balances receivable	128,075	145,992
Reinsurance recoverables	873,295	976,172
Ceded unearned premium reserves	144,065	160,713
Deferred acquisition costs	67,692	71,098
Property and equipment at cost, net of accumulated depreciation and amortization	19,504	20,097
Goodwill and other intangibles, net of amortization	142,312	145,667
Net deferred tax assets	77,147	124,266
Other assets	97,666	101,550

	$6,431,699	$6,192,770

Liabilities and Stockholders’ Equity
Loss and loss adjustment expenses	$2,328,742	$2,520,979
Unearned premiums	523,927	573,906
Senior Notes	298,923	0
Reinsurance payable	41,500	51,795
Current taxes payable	3,220	3,827
Other liabilities	326,519	324,742

Total liabilities	3,522,831	3,475,249

Common stock (shares authorized: 2010 and 2009 - 22,000,000; issued and outstanding: 2010 - 9,118,086; 2009 -9,300,734	9,118	9,118
Contributed capital	928,816	921,225
Accumulated other comprehensive income	170,262	94,045
Treasury stock, at cost (2010 - 351,532 shares; 2009 - 258,013 shares)	(99,686)	(66,325)
Retained earnings	1,900,358	1,759,458

Total stockholders’ equity	2,908,868	2,717,521

	$6,431,699	$6,192,770